EXHIBIT 21

SUBSIDIARIES OF THE REGISTRANT

Subsidiary	Ownership	State of Incorporation

West End Bank, S.B.	100%	Indiana

SUBSIDIARIES OF WEST END BANK, S.B.

Subsidiary	Ownership	State of Incorporation

West Corp, Inc.	100%	Indiana